EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Network-1 Technologies, Inc.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1, Amendment No. 3 on Form S-3 (of which this consent is filed as Exhibit 23.2) and related prospectus pertaining to Network-1 Technologies, Inc. and to the use therein of our report, dated March 21, 2014, related to our audit of the financial statements of Network-1 Technologies, Inc. for the year ended December 31, 2013.

/s/ Radin, Glass & Co., LLP
      Radin, Glass & Co., LLP

New York, New York
April 16, 2015